FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT SIDOTI & COMPANY INSTITUTIONAL INVESTOR FORUM

HOUSTON, March 22, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at Sidoti & Company’s 14th Annual New York Emerging Growth Institutional Investor Forum. The presentation will provide an overview of Group 1’s financial results and operating strategy.

Group 1 is scheduled to present at the Grand Hyatt New York hotel in New York, N.Y., on March 23, at
9:20 a.m. ET. The presentation will not be webcast, however, a slide presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 100 automotive dealerships, 136 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com